Exhibit 32.1
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this amended Annual Report of XODTEC Group USA, Inc.  (the “Company”) on Form 10-KSB for the period ending December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Yao-ting Su, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such amended Annual Report on Form 10-KSB for the year ending December 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such amended Annual Report on Form 10-KSB for the year ending December 31, 2008, fairly presents, in all material respects, the financial condition and results of operations of XODTEC Group USA, Inc.

Date: February 12, 2009

/s/ Yao-ting Su
Yao-ting Su Chief Executive Officer Chief Financial Officer